China HGS Reports Third Quarter of Fiscal Year 2014 Results

HANZHONG, CHINA – August 8, 2014 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the third quarter of fiscal 2014 ended June 30, 2014 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov.

Highlights for the Quarter

●	Total revenues for the third quarter of fiscal 2014 were approximately $28.9 million, an increase of 302% from approximately $7.2 million in the same quarter of fiscal 2013. Total revenues recognized from percentage of completion method were approximately $24.2 million, which accounted for 84% of total revenues in the third quarter of fiscal 2014.

●	Net income for the third quarter of fiscal 2014 totaled approximately $8.2 million, an increase of approximately $5.9 million from the net income of approximately $2.3 million in the same period of last year. The increased net income in this quarter compared to the same quarter of last year was primarily due to the significantly increased revenue.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the third quarter of fiscal 2014 were $0.18, increased by 260% from $0.05 for the same quarter last year.

“We continued to deliver satisfactory results this quarter as compared to the same period of last year,” said Mr. Xiaojun Zhu, Chairman and Chief Executive Officer of China HGS. “The overall real estate market in China remains soft, however, it is generally stable in the Tier 3 and Tier 4 cities. We are also pleased to experience some increase in our average selling prices (“ASP”) compared to the third quarter of last year. We believe that the demand for real estate in Tier 3 and Tier 4 cities and counties in China remained solid as the government policy such as the reform of “Hu-Kou” policy will continue to drive migrants to favor Tier 3 and Tier 4 cities and counties. We remain focused on providing quality housing with affordable pricing for growing new urban residents in these regions,” concluded Mr. Xiaojun Zhu.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013, as well as the Company's Quarterly Reports on Form 10-Q that have been filed since the date of such annual report, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong,

President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
	2014	2013
ASSETS
Current assets:
Cash	$2,672,883	$5,878,101
Restricted cash	1,702,740	1,332,807
Advances to vendors	-	109,134
Cost and earnings in excess of billings	6,888,871	2,178,270
Real estate property development completed	6,733,547	11,607,164
Real estate property under development	-	1,580,670
Other current assets	656,522	368,377
Total current assets	18,654,563	23,054,523

Property, plant and equipment, net	919,806	977,739
Real estate property development completed, net of current portion	3,163,831	7,619,811
Security deposits for land use right	3,248,652	3,259,240
Real estate property under development, net of current portion	231,621,911	142,916,601
Accounts receivable-Local government	3,164,770	-
Total Assets	$260,773,533	$177,827,914

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loan – current portion	$9,745,955	$4,888,860
Short-term loan -other	15,286,531	-
Accounts payable	25,173,845	22,527,686
Other payables	10,263,258	1,863,922
Construction deposits	367,560	357,447
Billings in excess of cost and earnings	8,656,785	5,109,758
Customer deposits	5,883,390	6,130,466
Shareholder loan	7,462,654	1,810,000
Accrued expenses	3,066,621	2,896,539
Taxes payable	10,664,083	6,612,707
Total current liabilities	96,570,682	52,197,385
Long-term bank loan, less current portion	12,994,607	11,407,340
Deferred tax liabilities	2,323,962	650,067
Customer deposits, net of current portion	24,472,081	13,410,081
Construction deposits, net of current portion	1,004,087	1,013,877
Total liabilities	137,365,419	78,678,750
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 45,050,000 shares issued and outstanding June 30, 2014 and September 30, 2013	45,050	45,050
Additional paid-in capital	17,759,349	17,759,349
Statutory surplus	8,977,230	8,977,230
Retained earnings	87,924,885	63,257,918
Accumulated other comprehensive income	8,701,600	9,109,617
Total stockholders' equity	123,408,114	99,149,164
Total Liabilities and Stockholders' Equity	$260,773,533	$177,827,914

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME  AND COMPREHENSIVE INCOME

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013

Real estate sales	$28,854,104	$7,174,974	$92,902,437	$37,561,349
Less: Sales tax	1,746,835	489,971	5,700,706	2,349,413
Cost of real estate sales	17,538,690	3,549,401	58,077,310	18,057,656
Gross profit	9,568,579	3,135,602	29,124,421	17,154,280

Operating expenses
Selling and distribution expenses	154,007	184,518	522,273	643,526
General and administrative expenses	557,779	542,836	1,684,253	2,221,352
Total operating expenses	711,786	727,354	2,206,526	2,864,878

Operating income	8,856,793	2,408,248	26,917,895	14,289,402

Interest income	3,401	-	12,406	-
Interest (expense)	(17,793)	(18,100)	(164,304)	(54,300)
Other income (expenses) - net	-	(319)	-	7,640
Income before income taxes	8,842,401	2,389,829	26,765,997	14,242,742

Provision for income taxes	681,130	127,284	2,099,030	704,400
Net income	$8,161,271	$2,262,545	$24,666,967	$13,538,342

Other comprehensive income (loss)
Foreign currency translation adjustment	124,287	1,337,601	(408,017)	2,015,309

Comprehensive income	$8,285,558	$3,600,146	$24,258,950	$15,553,651

Basic and diluted income per common share
Basic	$0.18	$0.05	$0.55	$0.30
Diluted	$0.18	$0.05	$0.55	$0.30

Weighted average common shares outstanding
Basic	45,050,000	45,050,000	45,050,000	45,050,000
Diluted	45,125,144	45,115,382	45,125,144	45,115,382

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended
	June 30,
	2014	2013
Cash flows from operating activities
Net income	$24,666,967	$13,538,342
Adjustments to reconcile net income to net cash used in operating activities:
Deferred tax provision	1,681,415	-
Depreciation	54,933	67,151
Stock based compensation	-	7,612
Changes in assets and liabilities:
Accounts receivable	(3,174,981)	(2,474,262)
Advances to vendors	109,130	1,517,734
Loans to outside parties	-	(943,110)
Cost and earnings in excess of billings	(4,732,899)	-
Real estate property development completed	9,297,037	8,512,382
Real estate property under development	(87,876,687)	(33,833,410)
Other current and non-current assets	(290,275)	(120,144)
Accounts payables	2,728,118	8,968,016
Other payables	8,432,511	622,260
Billings in excess of cost and earnings	3,575,124	-
Customer deposits	10,913,504	5,127,523
Construction deposits	4,793	152,481
Accrued expenses	179,365	282,239
Taxes payable	4,085,999	446,139
Net cash provided by (used in) operating activities	(30,345,946)	1,870,953

Cash flow from financing activities
Restricted cash	(375,470)	(136,176)
Proceeds from shareholder loan	7,577,486	-
Repayment of shareholder loan	(1,906,593)	-
Proceeds from bank loan	8,147,834	-
Repayment of bank loan	(1,629,567)	-
Proceeds from short-term loan	15,335,854	-
Net cash provided by financing activities	27,149,544	(136,176)

Effect of changes of foreign exchange rate on cash	(8,816)	49,333
Net increase (decrease) in cash	(3,205,218)	1,784,110
Cash, beginning of period	5,878,101	1,104,686
Cash, end of period	$2,672,883	$2,888,796
Supplemental disclosures of cash flow information:
Interest paid	$1,143,784	$-
Income taxes paid	$291,776	$243,474
Non Cash transaction:
Transfer of security deposit for land use rights to real estate under development	$-	$12,589,971